Exhibit 5.1

                    [LETTERHEAD OF SCHULTE ROTH & ZABEL LLP]

                                                               November 10, 1999


The CIT Group, Inc.
1211 Avenue of the Americas
New York, New York  10036

Dear Sirs:

      We have acted as special counsel to The CIT Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (File No. 333-86395) filed with the Commission on September 1, 1999, as amended by Amendment No. 1, filed with the Commission on November 10, 1999 (including the documents incorporated therein by reference, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance of a maximum of 27,604,360 shares of Common Stock, par value $.01 per share, of the Company (the "Shares"). The Shares are issuable upon exchanges (each an "Exchange") of the non-voting exchangeable shares (the "Exchangeable Shares") of CIT Exchangeco Inc. ("Exchangeco"), a indirect subsidiary of the Company.

      In connection with rendering this opinion set forth below, we have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of such records of the Company and Exchangeco and all such agreements, certificates of public officials, certificates of officers or representatives of the Company, Exchangeco and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.

      In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that were not independently established or verified, we


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have relied upon statements and representations of officers and other representatives of the Company and others.

      Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that any Shares, when issued upon an Exchange, will be duly authorized by the Company and will be validly issued, fully paid and nonassessable.

      We have also reviewed the discussion contained under the heading "Tax Considerations Regarding Exchangeable Shares and Our Common Stock -- United States Federal Tax Considerations" in the Prospectus forming a part of the Registration Statement. In our opinion, such discussion sets forth the material U.S. federal income tax considerations applicable generally to the exchange of Exchangeable Shares for shares of the Common Stock and the acquisition and ownership of the Common Stock.

      Our opinion expressed above is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States. Our opinion is rendered only with respect to the laws, rules, regulations and orders thereunder which are currently in effect.

      Paul N. Roth, a member of this firm, is a director of the Company. Our opinion is limited solely to information which we have obtained in connection with our representation of the Company and does not purport to encompass information which may have been communicated to Mr. Roth in his capacity as director of the Company.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Opinions" and "United States Federal Tax Considerations" in the Prospectus which forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                   Very truly yours,

                                                   /s/ Schulte Roth & Zabel LLP